UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 23, 2004

SCANSOFT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-27038	94-3156479

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Centennial Drive
Peabody, Massachusetts 01960
(Address of Principal Executive Offices, including Zip Code)

(978) 977-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On October 24, 2004, the Audit Committee of the Board of Directors of ScanSoft, Inc. (the “Company”) engaged BDO Seidman, LLP (“BDO”) as the Company’s registered independent public accounting firm. During the Company’s two most recent fiscal years and the period from the end of the most recent fiscal year to the date of BDO’s engagement, neither the Company nor anyone acting on its behalf consulted with BDO with respect to any subject matter or reportable event set forth in Item 304(a)(2) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

On October 23, 2004, the Company’s Board of Directors approved a change in the Company’s fiscal year–end from December 31 to September 30, effective as of September 30, 2004. The Company will file a transitional report on Form 10-K for the nine-months ended September 30, 2004.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1   Press Release dated October 25, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSoft, Inc.
By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Chief Financial Officer

Date: October 26, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 25, 2004.